Exhibit 10.12

FINANCE OF IMPORTS

Amendment No. 1

to the

LOAN AGREEMENT

No. 1

dated 26 July / 31 August 2013

between

Molino Cañuelas SACIFIA,

Buenos Aires, Argentina

(“Borrower”)

and

Deutsche Bank Aktiengesellschaft,

Frankfurt am Main

(“Lender”)

On 26 July / 31 August 2013 the Borrower and the Lender, respectively, entered into a Loan Agreement No. 1 (“Loan Agreement”) for the partial financing of supplies being provided under an Export Contract between the Borrower and CCC Machinery GmbH, Hamburg, Federal Republic of Germany (“Exporter”).

According to the original terms and conditions of the Loan Agreement, the Lender agreed to lend to the Borrower, subject to compliance of certain conditions precedent, an aggregate amount of up to USD 20,927,424.39 (being USD 4,740,601.31 and the USD equivalent to EUR 11,990,239.32), in order to finance the 85% of the original Eligible Contract Value (as this term was originally defined in the Loan Agreement).

Since the Borrower and the Exporter have now agreed on additional supplies and a consequent increase of the Total Contract Value (as this term was originally defined in the Loan Agreement) the Borrower asked the Lender for an additional financing in order to partially pay the new related imports and, as the Lender intends to make available such additional financing to the Borrower, in similar terms and conditions as those agreed in the Loan Agreement, the Borrower and the Lender now enter into this Amendment No. 1 to the Loan Agreement (“Amendment No. 1”).

The terms used in this Amendment No. 1 and defined in the Loan Agreement shall bear the meanings therein ascribed to them, unless this Amendment No. 1 or the context requires otherwise.

The above being premised, the Borrower and the Lender agree to amend the Loan Agreement as follows, in order to include the requested additional financing to it and to reflect the necessary adaptations that need to be made for that purpose, but without causing a novation or modification of the substantial conditions agreed in the original Loan Agreement for the financed amounts that have been disbursed so far (principal, interest rate and repayment dates), which conditions remain unchanged:

Article 1 Preamble

The Preamble of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

On 30 July 2013 the Borrower and CCC Machinery GmbH, Hamburg, Federal Republic of Germany (“Exporter”) entered into a contract no. 54-1511 (the “Initial Export Contract”) for the supply of machines and equipment of a new industrial location to produce flour products at Carlos Spegazzini as well as other equipment related to industrial activities at the Borrower’s premises in Cañuelas (the “Initial Supply”).

On 14/15 July 2015 the Borrower and the Exporter entered into an addendum to the Initial Export Contract (the Initial Export Contract, as amended, is hereinafter referred to as the “Export Contract”) for the additional supply of production lines for round bread, donuts, muffins, cookies and some auxiliary machines for the portioning and packing to the Borrower’s premises (the “Additional Supply”, and, together with the Initial Supply, the “Project”).

The total contract value of the Initial Export Contract raised to the aggregate of up to USD 5,577,178.01 and EUR 14,106,163.91, and, after the addendum to the Initial Export Contract, the total contract value of the Export Contract now amounts to the aggregate of up to USD 52,123,386.66 (“Total Contract Value”) being USD 9,559,052.17 and EUR 31,529,136.66 (based on a EUR/USD exchange rate of 1.35).

Basis for the financing shall be the following amounts (together “Eligible Contract Value”) of the Total Contract Value:

USD   9,559,052.17 (“Eligible USD Contract Value”) and

EUR 31,529,136.66 (“Eligible EUR Contract Value”)

consisting of	USD	5,577,178.01	(“Initial Eligible USD Contract Value”),
	EUR	14,106,163.91	(“Initial Eligible EUR Contract Value”),
	USD	3,981,874.16	(“Additional Eligible USD Contract Value”), and
	EUR	17,422,972.75	(“Additional Eligible EUR Contract Value”).

According to the Export Contract

•                      the deliveries shall be made by the Exporter for the Initial Supply and the Additional Supply until June 2016

•                      the last essential delivery for the Project is scheduled for February 2016

•                      the Eligible Contract Value is to be paid as follows:

15 % as down payment out of the Borrower’s own resources

85 % pro rata to shipment/delivery out of this Loan

The above being premised, the Borrower and the Lender agree as follows:

UNQUOTE

Article 2 Amount of Loan

Sub-Article 1.1 of Article 1 (Amount and Purpose of Loan) of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

1.1              The Lender shall make available to the Borrower a loan in the lawful currency of the United States of America (“USD” or “US Dollar” or “Loan Currency”) not exceeding the aggregate (“Loan”) of

•	USD 8,125,194.34	(in words: US Dollar eight million one hundred twenty-five thousand one hundred and ninety-four 34/100) being a loan part 1 (“Loan Part 1”) and representing 85% of the Eligible USD Contract Value plus

•	the USD equivalent of EUR 26,799,766.16

(in words: Euro twenty-six million seven hundred and ninety-nine thousand seven hundred and sixty-six 16/100) being a loan part 2 (“Loan Part 2”) and representing 85% of the Eligible EUR Contract Value, such Loan Part 1 and Loan Part 2 consisting of

•	USD 4,740,601.31

(in words: US Dollar four million seven hundred forty thousand six hundred and one 31/100) being the initial loan part 1 (“Initial Loan Part 1”) and representing 85% of the Initial Eligible USD Contract Value plus

•	the USD equivalent of EUR 11,990,239.32

(in words: Euro eleven million nine hundred and ninety thousand two hundred and thirty nine 32/100) being the initial loan part 2 (“Initial Loan Part 2”) and representing 85% of the Initial Eligible EUR Contract Value plus

•	USD 3,384,593.03

(in words: US Dollar three million three hundred eighty-four thousand five hundred and ninety-three 3/100) being the additional loan part 1 (“Additional Loan Part 1”) and representing 85% of the Additional Eligible USD Contract Value plus

•	the USD equivalent of EUR 14,809,526.84

(in words: Euro fourteen million eight hundred and nine thousand five hundred and twenty-six 84/100) being the additional loan part 2 (“Additional Loan Part 2”) and representing 85% of the Additional Eligible EUR Contract Value.

The USD equivalent under Loan Part 2 shall be calculated at the Applicable Exchange Rate as defined in Sub-Article 2.2 hereof but in any case the Loan shall not exceed USD 44,304,878.65 (in words: US Dollar forty-four million three hundred and four thousand eight hundred and seventy-eight 65/100).

UNQUOTE

Article 3 Disbursement

3.1           For the avoidance of doubt, the Borrower and the Lender acknowledge that the following partial disbursements of the Initial Loan Part 1 and of the Initial Loan Part 2 have already occurred, on the relevant dates specified in each case:

Initial Loan Part 1:

Disbursement Date	Disbursed Amount
27 October 2014	USD	462,082.10

Initial Loan Part 2:

Disbursement Date	Disbursed Amount
20 November 2013	USD	444,148.97
03 December 2013	USD	480,571.30
19 December 2013	USD	1,307,059.24
30 January 2014	USD	1,934,132.59
27 February 2014	USD	385,409.77
04 March 2014	USD	1,186,286.27
13 March 2014	USD	1,894,657.34
24 March 2014	USD	403,036.69
16 April 2014	USD	297,631.00
29 April 2014	USD	316,985.51
16 May 2014	USD	298,787.94
17 June 2014	USD	669,926.07
18 July 2014	USD	219,090.86
07 August 2014	USD	731,655.57
07 November 2014	USD	387,987.83
25 November 2014	USD	262,876.48
03 December 2014	USD	230,985.31
23 December 2014	USD	397,261.15
08 April 2015	USD	320,470.91
10 July 2015	USD	920,427.61

3.2           For disbursement of the Additional Loan Part 1 and the Additional Loan Part 2, Article 2 (Disbursement) of the Loan Agreement shall apply.

3.3           In Sub-Article 2.2 of Article 2 (Disbursement) the expression “bid rate” in the definition of the Applicable Exchange Rate is herewith replaced by the words “ask rate”.

Article 4 Interest

4.1           The second paragraph of Sub-Article 4.2 of Article 4 (Interest, Substitute Basis) of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

If the relevant Interest Period pursuant to Sub-Article 3.2 hereof has not exactly the same length as a period for which a rate is quoted by Reuters, then the applicable LIBOR shall be the weighted average rate resulting from the linear interpolation of the two available LIBORs for the immediately shorter and the immediately longer periods, taking into account the length of the relevant Interest Period.

UNQUOTE

4.2           Article 4 (Interest, Substitute Basis) of the Loan Agreement is herewith amended by adding an additional Sub-Article 4.10 reading as follows:

QUOTE

4.10              If any LIBOR or Substitute Interest Rate, respectively, is below zero, the respective LIBOR or Substitute Interest Rate will be deemed to be zero.

UNQUOTE

Article 5 Commitment Fee, Arrangement Fee and Handling Fee

5.1           Sub-Article 5.1 and Sub-Article 5.2 of Article 5 (Commitment Fee, Arrangement Fee and Agency Fee) of the Loan Agreement are herewith amended and now read as follows:

QUOTE

5.1           On the Loan undrawn at any time the Borrower shall pay to the Lender a commitment fee at a rate of 0.75% (in words: zero point seventy-five per cent) per annum payable in arrears quarterly from the date of conclusion of this Loan Agreement during the entire disbursement phase and shall be calculated on the basis of the unutilized amount of the aggregate of (i) Loan Part 1 as per Sub-Article 1.1 hereof and (ii) with regard to Loan Part 2 the “Amended Expected Amount of Loan Part 2” (being an amount of USD 36,179,684.70)

5.2           Taking into consideration that the Borrower has already paid the initial amount of the arrangement fee calculated on the Initial Loan Part 1 and the original Expected Amount of Loan Part 2, the Borrower shall pay to the Lender within 30 days after conclusion of this Amendment No. 1 to the Loan Agreement, but in any case prior to the first disbursement relating to the amount added to the Loan under this Amendment No. 1, an arrangement fee of 0.50% (in words: zero point five per cent) flat calculated on the basis of the aggregate of (i) the amount of the Additional Loan Part 1 as per Sub-Article 1.1 hereof and (ii) with regard to Loan Part 2 on the Amended Expected Amount of Loan Part 2, but deducting the amount of arrangement fee already paid.

UNQUOTE

5.2           Furthermore Article 5 (Commitment Fee, Arrangement Fee and Agency Fee) of the Loan Agreement is herewith (i) renamed to QUOTE Commitment Fee, Arrangement Fee, Agency Fee and Handling Fee UNQUOTE and (ii) amended by adding an additional Sub-Article 5.4 reading as follows:

QUOTE

5.4           Notwithstanding the respective stipulations in the Letter of Irrevocable Instructions for Disbursement of Payments (“LoI”) issued by the Borrower on 9 August 2013, the Borrower shall pay to the Lender a handling fee of EUR 750 (in words: EUR seven hundred fifty) per disbursement to be made after the date of conclusion of this Amendment No.1. This fee shall be payable to the Lender within 5 Banking Business Days after each disbursement, as compensation for the document checking services related to said disbursement.

UNQUOTE

Article 6 Repayment

Sub-Article 7.1 and Sub-Article 7.4 of Article 7 (Repayment) of the Loan Agreement are herewith amended and now read as follows:

QUOTE

7.1              The Loan shall be repaid as follows:

7.1.1                    The Initial Loan Part 1 and the Initial Loan Part 2 disbursed up to the due date of the First Repayment Instalment of the Initial Loan shall be repaid in 16 equal, consecutive, semi-annual instalments (“First Repayment Instalment of the Initial Loan” to “Sixteenth Repayment Instalment of the Initial Loan”, each a “Repayment Instalment of the Initial Loan”), the First Repayment Instalment of the Initial Loan being due on 30 November 2015.

7.1.2                    The Additional Loan Part 1 and the Additional Loan Part 2 disbursed up to the due date of the First Repayment Instalment of the Additional Loan shall be repaid in 16 equal, consecutive, semi-annual instalments (“First Repayment Instalment of the Additional Loan” to “Sixteenth Repayment Instalment of the Additional Loan”, each a “Repayment Instalment of the Additional Loan”), the First Repayment Instalment of the Additional Loan being due 6 months after the date of the last essential delivery (“Starting Point”) - to be evidenced by a certificate in form and substance as per Annex C - at the latest, however, on 30 November 2016 (“Latest Date”).

UNQUOTE

QUOTE

7.4             Loan portions disbursed

7.4.1                    under the Initial Loan Part 1 and the Initial Loan Part 2 after the due date of the First Repayment Instalment of the Initial Loan shall be repaid in equal amounts on the due dates for Repayment Instalments of the Initial Loan following their disbursement, so that the Repayment Instalments of the Initial Loan then not yet due will be increased correspondingly.

7.4.2                    under the Additional Loan Part 1 and the Additional Loan Part 2 after the due date of the First Repayment Instalment of the Additional Loan shall be repaid in equal amounts on the due dates for Repayment Instalment of the Additional Loan following their disbursement, so that the Repayment Instalment of the Additional Loan then not yet due will be increased correspondingly.

UNQUOTE

Article 7 Financial Statements and Covenants

7.1           Paragraphs a) and b) of Sub-Article 14.1 of Article 14 (Financial Statements, Information, Undertakings, Covenants and Warranties) of the Loan Agreement are herewith amended and now read as follows:

QUOTE

a)                  furnish the Lender (i) within 150 days as from Borrower’s fiscal closing on an annual basis with official audited annual financial statements and (ii) within 90 days as from the Borrower’s mid-year fiscal closing of each year the mid-year consolidated financial statements of the Borrower, both established in accordance with Argentine GAAP together with profit and loss accounts and explanatory notes without delay upon completion and adoption and upon the Lender’s demand furnish additional particulars. In the event that completion and adoption is delayed, the Borrower shall furnish the Lender with provisional balance sheet figures within nine months from the end of the financial year or the financial mid-year, respectively;

b)                  notify the Lender without delay of any events which are of importance in respect of this Loan Agreement or the Guarantee (c.f. Sub-Article 14.11);

UNQUOTE

7.2           Article 14 (Financial Statements, Information, Undertakings, Covenants and Warranties) of the Loan Agreement is herewith amended by adding additional Sub-Articles 14.7, 14.8, 14.9, 14.10 and 14.11 reading as follows:

QUOTE

14.7                The Borrower covenants and agrees that it will ensure that on each relevant test date contemplated by Article 14.9 of this Loan Agreement

14.7.1             the Current Ratio will not be less than 1.1:1;

14.7.2             the Consolidated Net Worth will not be less than ARS 100 million; and

14.7.3             the Net Debt to EBITDA Ratio will not exceed 3.0:1 at year-end and 5.0:1 at mid-year.

14.8                For the purposes of this Loan Agreement:

“Current Ratio” means, at any time, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities, determined on a consolidated basis and in accordance with applicable accounting standards.

“Consolidated Current Assets” means, at any time, all assets of the Borrower that, in accordance with applicable accounting standards, would be classified as current assets on a consolidated balance sheet of the Borrower.

“Consolidated Current Liabilities” means, at any time, all liabilities of the Borrower that, in accordance with applicable accounting standards, would be classified as current liabilities on a consolidated balance sheet of the Borrower.

“Consolidated Net Worth” means, at any time, the shareholders’, members’ or partners’ equity of the Borrower as shown, in accordance with applicable accounting standards, on the consolidated balance sheet of the Borrower.

“Net Debt to EBITDA Ratio” means (a) Consolidated Net Debt, divided by (b) Consolidated EBITDA.

“Consolidated Net Debt” means, at any time, the debt of the Borrower minus cash, cash equivalents and inventories of the Borrower, determined on a consolidated basis and in accordance with applicable accounting standards.

“Consolidated EBITDA” means, for any period, with respect to the Borrower on a consolidated basis and in accordance with applicable accounting standards, the sum of (a) consolidated net income for such period, plus (b) to the extent deducted in determining such net income, the sum (without duplication) of: (i) interest expense of the Borrower on a consolidated basis, plus (ii) income taxes of the Borrower on a consolidated basis, plus (iii) depreciation and amortization of the Borrower on a consolidated basis, plus (iv) any unusual, non-recurring or extraordinary losses or expenses during such period, minus (c) to the extent added in determining consolidated net income (without duplication) any extraordinary gains realized other than in the ordinary course of business during such period.

14.9                The financial covenants set out in Sub-Article 14.7 above shall be tested semi-annually by reference to the official audited annual financial statements and the mid-year consolidated financial statements of the Borrower in respect of the relevant test date delivered pursuant to Sub-Article 14.1 hereof.

14.10         The Borrower shall provide a written compliance certificate signed by two authorized signatories authorized to sign on the Borrower’s behalf as per the Borrower’s list of signatories referred to in Sub-Article 18.3 of the Loan Agreement with each set of financial statements of the Borrower delivered pursuant to Sub-Article 14.1 of the Loan Agreement confirming (and setting out in reasonable detail) that the covenants set out in Sub-Article 14.7 above have been complied with as of the date of such financial statements and that none of the events specified in Sub-Article 15.1 of the Loan Agreement is continuing.

14.11         As collateral for the claims under this Loan Agreement the Borrower undertakes to furnish the Lender with a guarantee (“Guarantee”) issued by Molino Americano S.A., Mendoza 2325, (11800) Montevideo, Republic of Uruguay, (“Guarantor”) in form and substance as per Annex G attached to this Amendment No. 1 to the Loan Agreement.

UNQUOTE

Article 8 Suspension of Disbursement and Immediate Maturity

Sub-Article 15.1 of Article 15 (Suspension of Disbursement and Immediate Maturity) of the Loan Agreement is herewith amended and now reads as follows:

QUOTE

15.1       The Lender shall be entitled to suspend disbursement and/or to terminate this Loan Agreement and to demand immediate payment of all amounts payable under this Loan Agreement, if there is any important reason to do so, in particular if:

a)                  the Borrower fails to fulfil a payment obligation under this Loan Agreement when due, or

b)                  the Borrower fails to perform any other obligation under this Loan Agreement, or

c)                   the Borrower or the Guarantor fails to pay any external indebtedness (i.e. indebtedness towards foreign creditors) in excess of USD 5,000,000 (Five million US-Dollars or countervalue in any other currency) after a 30 day period from its original maturity, or

d)                  the Borrower or the Borrower’s country or the Guarantor or the Guarantor’s country admits its inability to effect payments, conversion or transfers, or the Borrower or the Guarantor enters into a composition with its creditors, or the Borrower or the Guarantor goes into liquidation, or

e)                   any bankruptcy, insolvency or other similar proceedings are instituted or applied for against the Borrower or the Guarantor unless such application is withdrawn or rejected within 45 calendar days after its date of issuance, or

f)                    a statement, confirmation or information provided in connection with this Loan Agreement or the Guarantee is or will become materially incorrect, incomplete or contested or any requirement of Article 14 hereof is violated, or

g)                   there is a material change in the ownership of the Borrower (other than any transfer of shares of the Borrower in case of an initial public offering of shares of the Borrower), or

h)                  exceptional circumstances are imminent or occur which imperil, delay or preclude the fulfilment of the contractual obligations of the Borrower or of the Guarantor, or which make adherence to this Loan Agreement unreasonable.

UNQUOTE

Article 9 Conditions Precedent to Disbursement of the Additional Loan Part 1 and the Additional Loan Part 2

9.1           The Borrower undertakes to submit within 30 calendar days from conclusion of this Amendment No. 1, at the latest, however, prior to any disbursement relating to the Additional Loan Part 1 or the Additional Loan Part 2, in addition to the documents specified in Article 19 of the Loan Agreement (as applied, mutatis mutandis, to the Additional Loan Part 1 and the Additional Loan Part 2), the following documents satisfactory to and free of expense for the Lender:

a)                  evidence (in particular in the form of a legal opinion rendered by an external legal counsel acceptable to the Lender) that the Loan Agreement as amended by this Amendment No. 1 has been duly executed and constitutes legal, valid, binding and enforceable obligations of the Borrower and that all necessary approvals and official permits (including exchange control and transfer permits) have been obtained and are in full force and effect;

b)                  evidence of the authority of the Borrower (i.e. a board of director’s minute where the increase of the Loan under this Amendment No. 1 is approved, copy of company by-laws and, copy of power of attorney with authorization of company legal representatives to sign the Amendment No. 1) to sign this Amendment No. 1 to the Loan Agreement - to be reconfirmed by an Argentinean legal counsel acceptable to the Lender;

c)                   evidence (in particular in the form of a legal opinion rendered by an external legal counsel acceptable to the Lender) that the Guarantee has been duly issued and constitutes legal, valid, binding and enforceable obligations of the Guarantor and that all necessary approvals and official permits (including exchange control and transfer permits) have been obtained and are in full force and effect;

d)                  evidence of the authority of the Guarantor (i.e. a board of director’s minute where the issuance of the Guarantee is approved, copy of company by-laws and, copy of power of attorney with authorization of company legal representatives to sign the Guarantee - to be reconfirmed by an Uruguayan legal counsel acceptable to the Lender) and of the authority of persons to sign any documents in connection therewith on behalf of the Guarantor as well as specimen signatures and passport copies of such authorised signatories;

e)                   the Guarantee, duly executed by the Guarantor;

f)                    the process agent’s confirmation in form and substance as per Annex D to the Loan Agreement with regard to the Guarantee;

g)                   the current version of the Guarantor’s statutes with a confirmation that this version is valid and that the Guarantor will inform the Lender without delay of any changes;

h)                  a certificate in form and substance as per Annex A to this Amendment No. 1 to the effect that the Addendum to the Export Contract has come into force;

i)                      an amendment to the undertaking from the Exporter in favour of the Lender with respect to certain risks not covered by the HERMES Cover; and

j)                     a duly executed waiver granted by Cooperatieve Centrale Raiffeisen Boerenleenbank B.A. Rabobank Nederland New York Branch, New York (“Rabobank”) in connection with the Trade Finance Facility entered into by and between Rabobank, Compañía Argentina de Granos S.A. and the Borrower on November 12, 2014, waiving the Borrower from any obligation thereto that may affect in any way the granting and or enforcement of the Amendment No.1 and the Pledge (c.f. Sub-Article 10.4 hereof) (the “Rabobank Waiver”).

9.2           In order to enable the Lender to obtain the certificate referred to under above Sub-Article 9.1 paragraph (h), and  if and only if,  all conditions precedent set forth under this Article 9 and under Article 19 of the Loan Agreement have been complied - except for those related to any statement to be issued by the Exporter -, the Lender will provide the Borrower and the Exporter with a written statement duly executed by authorized Lender’s officer,  referring that all conditions precedent to disbursement under the Loan are fulfilled except for the certificate referred to under above Sub-Article 9.1.(h).

9.3           For the duration of the contractual relationship established between the Lender and the Borrower by means of the Loan Agreement, the Lender shall be entitled to rely upon the continuing unqualified veracity and accuracy of the legal opinions stipulated in Sub-Article 9.1 a) and c) hereof unless the Borrower shall have advised to the contrary, any such changes to be advised without delay after occurrence of the respective change of facts, law and/or jurisdiction.

Article 10 Warranties and Undertakings

10.1    In addition to the warranties contained in Article 14.2 of the Loan Agreement (which the Borrower warrants that they remain valid and in full force and effect as of the date hereof), by signing this Amendment No. 1 the Borrower warrants for this Amendment No. 1, the Loan Agreement, for each disbursement under the Loan Agreement and for the duration of the Loan that

a)        it is legally and statutorily authorised to conclude and perform this Amendment No. 1;

b)        for the conclusion of this Amendment No. 1 and the performance and enforcement of the Loan Agreement as amended by this Amendment No. 1 any authorisations, resolutions and permits, in particular any exchange control or transfer permit, under strict compliance with the laws and regulations of the Borrower’s country, have been or, to the extent they cannot be applied for yet, will be unrestrictedly obtained;

c)         this Amendment No. 1 and the Loan Agreement as amended by this Amendment No. 1 constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms; and

d)        once executed, the Pledge (as defined below) will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

10.2    In addition, the Borrower confirms that it is authorised to enter into and handle international loan obligations.

10.3    The Borrower undertakes to inform the Lender insofar and as soon as the warranties no longer apply and to arrange for the necessary action to be taken so that the Lender suffers no disadvantage from the change.

10.4    In order to secure the fulfillment of the Borrower’s obligations specified in Articles 1 and 2 of this Amendment No. 1, the Borrower undertakes to sign all documents and to make all statements necessary and/or recommendable to perfect and execute a first rank registered pledge (“Pledge”), in particular in form and in substance as per Annex H hereto over the new mill manufactured from the Bühler group and to be delivered under the Export Contract (“Bühler Mill”). The Pledge will be executed free of expense for the Lender promptly after the complete assembling of the Bühler Mill in the real estate owned by the Borrower in Argentina as specified in Annex H hereto, and undertakes to repeat to sign all documents and to make all statements necessary and/ or recommendable to prolong/ reconfirm the Pledge. This undertaking includes, but is not limited to ensure that the Rabobank Waiver is valid and continues to be in force.

10.5    In order to execute the Pledge, the Borrower undertakes to notify the Lender in writing that the permanent importation of the last component of the Bühler Mill has taken place within 10 Banking Business Days as of such date (the “Bühler Mill Import Notice”) including in said notice (i) the date in which the assembling of the Bühler Mill will be completed, and (ii) the date on which the execution of the Pledge will take place, which should not be set beyond 2 Banking Business Days as of the date set forth for the completion of the assembling of the Bühler Mill mentioned in (i) above. Notwithstanding the statement included in the Bühler Mill Import Notice, the Borrower will notify to the Lender the completion of the assembling of the Bühler Mill promptly after it has occurred.

Once the Pledge has been registered, and within 12 Banking Business Days as of such date, the Borrower will deliver to the Lender a Legal Opinion (in the form of a legal opinion rendered by an external legal counsel acceptable to the Lender) evidencing that the Pledge has been duly executed and registered and constitutes legal, valid, binding and enforceable security interest of the Lender and that all necessary approvals, official permits and administrative procedures have been obtained and made, respectively, and are in full force and effect (the “LO”).

Lack of compliance with either the delivery of the Bühler Mill Import Notice, the notification to Lender of the completion of the assembling of the Bühler Mill, the execution of the Pledge in the date set forth in the Bühler Mill Import Notice, and/or the delivery of the LO will be considered as failure to perform any obligation under the Loan Agreement as specified in Sub-Article 15.1 under paragraph b) of the Loan Agreement.

In addition, the Borrower undertakes to provide to the Lender upon request within 5 Banking Business Days all the information and documentation that may be requested by the Lender from time to time on the assembling status of the Bühler Mill, including the obligation to allow the Lender to visit the site where the Bühler Mill is being assembled.

Article 11 Request for Disbursement

Annex B (Request for Disbursement) to the Loan Agreement is herewith amended and now reads as per the respective Annex B attached to this Amendment No. 1.

Article 12 General Provisions

12.1        This Amendment No. 1 to the Loan Agreement shall form an integral part of such Loan Agreement.

12.2        All other terms and conditions of the Loan Agreement and Annexes thereto which are not expressly amended by this Amendment No. 1 remain unchanged and are hereby reconfirmed by the parties hereto.

12.3        This Amendment No. 1 does not modify the substantial conditions agreed in the original Loan Agreement for the Initial Loan Part 1 and the Initial Loan Part 2 (principal, interest rate and repayment dates), which conditions remain unchanged. Neither this Amendment No. 1, nor any of its provisions or consequences, cause, or can be deemed to cause, novation (or novación) of the obligations incurred by the Borrower under the original Loan Agreement in connection with the Initial Loan Part 1 and the Initial Loan Part 2, which obligations remain valid and in full force and effect.

12.4        Article 20 of the Loan Agreement shall apply mutatis mutandis.

12.5        Each party shall receive one signed original of this Amendment No. 1.

Cañuelas,	15/07/2015	Cañuelas,	15/07/2015
(place)	(date)	(place)	(date)

Molino Cañuelas SACIFIA		Deutsche Bank AG

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]

Annex A

To

Deutsche Bank AG

Structured Trade & Export Finance

Taunusanlage 12

D-60262 Frankfurt am Main/Germany

CONFIRMATION OF COMING INTO FORCE OF THE ADDENDUM TO THE EXPORT

CONTRACT DATED 14/15 JULY 2015

Loan Agreement No. 1 dated 26 July / 31 August 2013 as amended on 15 July 2015 between Molino Cañuelas SACIFIA, Buenos Aires and Deutsche Bank AG, Frankfurt am Main

We refer to the terms and definitions of the captioned Loan Agreement and hereby confirm that the Addendum dated 14/15 July 2015 to the Export Contract concluded on 30 July 2013 came into force on

,
(place)	(date)

CCC Machinery GmbH

(Legally binding signature(s) of the Exporter)

Annex B

To

Deutsche Bank AG

Structured Trade & Export Finance

Taunusanlage 12

D-60262 Frankfurt am Main/Germany

REQUEST FOR DISBURSEMENT NO.

Loan Agreement No. 1 dated 26 July / 31 August 2013 as amended on 15 July 2015 between Molino Cañuelas SACIFIA, Buenos Aires and Deutsche Bank AG, Frankfurt am Main

I.   Deliveries and Computation of the Loan Amount to be Disbursed

We refer to the terms and definitions of the captioned Loan Agreement and hereby confirm that with reference to the Initial Eligible USD Contract Value / Initial Eligible EUR Contract Value / Additional Eligible USD Contract Value / Additional Eligible EUR Contract Value (1) deliveries were effected as follows:

Date (2)		Invoice Amount (3)
20		USD/EUR
20		USD/EUR
20		USD/EUR
	Total	USD/EUR

Furthermore, we confirm that we have received all down and/or interim payments that have been due up to now under the Export Contract, including, at least, 15 % of the Eligible Contract Value.

The amount still due to us under the Export Contract on the basis of the above-mentioned deliveries represents     % of the above Total of the Invoice Amounts for these deliveries and thus amounts to USD/EUR (4)                         . We request you to disburse such amount to our account No.                               with Deutsche Bank AG.

(1)    To be deleted as appropriate.

(2)    One single date (as evidenced e.g. by bill of lading, air waybill etc.) is to be inserted here. Several deliveries on the same date are to be added together. This Annex can also be used for deliveries effected  on different dates, e. g. if necessary in order to reach prescribed minimum disbursement amounts.

(3)    Currency to be used / deleted as appropriate.

(4)    To be deleted as appropriate.

II. Additional Confirmation

We hereby confirm that

(1)                       the Export Contract is in full force and effect;

(2)                       the Borrower has to date fulfilled all of its payment obligations assumed towards us under the Export Contract (copies of bank account statements evidencing the payments are attached or have already been forwarded to you) and its obligation to furnish security, if any, in our favour;

(3)                       the deliveries referred to in this Request for Disbursement are in conformity with the Export Contract and with the provisions of the HERMES Cover;

(4)                       all necessary approvals and official permits in connection with the Export Contract are in existence and all relevant import and export regulations have been complied with;

(5)                       we have not previously requested disbursement for amounts which form part of this Request for Disbursement.

,
(place)	(date)

CCC Machinery GmbH

(Legally binding signature(s) of the Exporter)

III. Confirmation of Deutsche Bank AG

We hereby confirm that documents with an invoice value of  USD/EUR (5)                         and appearing to refer to the above deliveries and to comply with the terms of a Letter of Irrevocable Instructions for Disbursement of Payments (“LoI”) issued by the Borrower on                              in connection with the captioned Loan Agreement were presented to us for transmittal pursuant to such LoI.

,
(place)	(date)

Deutsche Bank AG

(Legally binding signature(s))

(5)    To be deleted as appropriate.

Annex G

PAYMENT GUARANTEE

(“Guarantee”)

of Molino Americano S.A., Mendoza 2325, (11800) Montevideo, Republic of Uruguay

(“Guarantor”)

in connection with

the Loan Agreement No. 1 dated 26 July / 31 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015

P r e a m b l e

Deutsche Bank Aktiengesellschaft, Frankfurt am Main (“Lender”) by agreement dated 26 July / 31 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015 (“Loan Agreement”) makes available to Molino Cañuelas SACIFIA, Buenos Aires, Argentina (“Borrower”) a Loan not exceeding

•	USD 8,125,194.34	(in words: US Dollar eight million one hundred twenty-five thousand one hundred and ninety-four 34/100) being a loan part 1 (“Loan Part 1”) and representing 85% of the Eligible USD Contract Value plus

•	the USD equivalent of EUR 26,799,766.16

(in words: Euro twenty-six million seven hundred and ninety-nine thousand seven hundred and sixty-six 16/100) being a loan part 2 (“Loan Part 2”) and representing 85% of the Eligible EUR Contract Value.

The USD equivalent under Loan Part 2 shall be calculated at the Applicable Exchange Rate as defined in Sub-Article 2.2 hereof but in any case the Loan shall not exceed USD 44,304,878.90 (in words: US Dollar forty-four million three hundred and four thousand eight hundred and seventy-eight 90/100).

against the Guarantor’s first demand guarantee. Accordingly, the Guarantor issues this Guarantee in order to ensure that the Lender shall receive payment of all amounts expressed to be payable by the Borrower under the Loan Agreement in the currency and at the place provided therein at its stated or accelerated maturity (“Indebtedness”), net of any deduction or withholding whatsoever and irrespective of the factual or legal circumstances (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by the Lender in the account agreed to by the Lender) and motives by reason of which the Borrower may fail to pay the Indebtedness.

The terms and conditions of the Loan Agreement are known to the Guarantor. The terms used in this Guarantee and defined in the Loan Agreement shall bear the meanings therein ascribed to them, unless the context requires otherwise.

1.                                     Guarantee and Guaranteed Amount

The Guarantor hereby irrevocably and unconditionally guarantees the payment to the Lender, in Frankfurt am Main and in effective USD, of the Indebtedness any amount up to

USD 48,735,366.80 *

(in words: USD forty-eight million seven hundred thirty-five thousand three hundred and sixty-six 80/100)

including such amounts as correspond to interest and all other amounts as agreed upon to be payable by the Borrower against the Lender´s confirmation in writing or by telecommunication to the effect that the amount demanded from the Guarantor hereunder equals the Indebtedness which the Borrower has not paid. Payment hereunder will be made to the Lender via Deutsche Bank Trust Company Americas, New York (SWIFT CODE BIC BKTRUS33) in favour of the Lender’s account number 04016093, for final credit to Deutsche Bank AG Frankfurt, Swift DEUTDEFF, account no. 0048322 02 / IBAN DE88 5007 0010 0004 8322, mentioning ref. “Molino Cañuelas SACIFIA/CCC Machinery GmbH, Attn.: Mr. Emmes”, or to another account notified by the Lender and in effective US Dollars without any deduction or withholding whatsoever.

2.                                     Payment upon First Demand

The Guarantor shall effect payment hereunder immediately upon the Lender’s first demand and confirmation in writing or by teletransmission that the amount claimed from the Guarantor equals the Indebtedness (or part thereof) which the Borrower has not paid when due.

3.                                     Primary, Independent Obligation

This Guarantee constitutes the Guarantor’s primary and independent obligation to make payment to the Lender in accordance with the terms hereof, under any and all circumstances, regardless of the validity, legality or enforceability of the Loan Agreement and irrespective of all objections, exceptions or defences from the Borrower or third parties.

4.                                     Guarantee for Payment

The Lender shall not be required first to claim payment from, to proceed against, or enforce any claims on or security given by, the Borrower or any other person before making demand from the Guarantor hereunder.

5.                                     Exclusion of Specific Defences

This Guarantee and the Guarantor’s obligations hereunder shall not be contingent upon the legal relationship between the Lender and the Borrower and shall be independent of and enforceable notwithstanding

a.                            any defect in any provision of the Loan Agreement,

b.                            any absence or insufficiency of corporate resolutions relating to the Indebtedness,

c.                             any inadequate representation of the Borrower,

d.                            any absence of licences or other authorisations or any factual or legal restrictions or limitations existing or introduced in the country of the Borrower (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer to or receipt by the Lender in the account agreed to by the Lender),

e.                             any agreement made between the Lender and the Borrower concerning the Indebtedness, including any extension of the term of payment and any rescheduling or restructuring of the Indebtedness, whether or not the Guarantor shall have given its consent thereto,

f.                              the taking, existence, variation or release of any other collateral provided to the Lender for the Indebtedness, and the Lender’s legal relationship with any provider of such other collateral,

g.                             any right of the Borrower to rescind the Loan Agreement, and

h.                            any right that the Lender may have to set-off the Indebtedness against a counterclaim of the Borrower.

6.                                     Taxes

Any amount payable by the Guarantor hereunder will be paid free and clear of and without deduction of any withholding taxes. Withholding taxes are taxes, duties or governmental charges of any kind whatsoever which are imposed or levied in, by or on behalf of the country in which the Guarantor or the Borrower is situated, and which are deducted from any payment hereunder and/or under the Loan Agreement. If the deduction of withholding taxes is required by law, then the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received by the Lender after such deduction shall equal the amount that would have been receivable had no such deduction been required.

7.                                     Currency Indemnity

Payments made by the Guarantor to the Lender pursuant to a judgement or order of a court or tribunal in a currency other than that of the Guarantee (“Guarantee Currency”) shall constitute a discharge of the Guarantor’s obligation hereunder only to the extent of the amount of the Guarantee Currency that the Lender, immediately after receipt of such payment in such other currency, would be able to purchase with the amount so received on a recognised foreign exchange market. If the amount so received should be less than the amount due in the Guarantee Currency under this Guarantee, then as a separate and independent obligation, which gives rise to a separate cause of action, the Guarantor is obliged to pay the difference.

8.                                     Limitation of Subrogation

So long as any Indebtedness has not been satisfied or any sum remains payable under the Loan Agreement, the Guarantor undertakes not to assert any claim it may have against the Borrower by reason of the performance of the Guarantor’s obligations under this Guarantee, whether on contractual grounds or on any other legal basis, until the Indebtedness has been satisfied and all amounts payable to the Lender under the Loan Agreement have been fully and irrevocably received or recovered. Any amount received or recovered by the Guarantor from the Borrower shall be held in trust for and immediately paid to the Lender. If the Guarantor makes any payment to the Lender hereunder, the Guarantor shall only be subrogated in the Lender’s rights against the Borrower once the Indebtedness has been satisfied and all amounts payable to the Lender under the Loan Agreement have been fully and irrevocably received or recovered by the Lender.

9.                                     Dissolution/Change of Structure

The obligations under this Guarantee shall remain in force notwithstanding any dissolution or change in the structure or legal form of the Borrower.

10.                              Restructuring

The Lender shall without the Guarantor´s consent be entitled to reschedule or restructure principal, interest and other amounts payable under the Loan Agreement, to release the Borrower from its obligations and/or to accept a new debtor if, for reasons which the Lender deems important, the Lender or other companies of the Deutsche Bank group agree to similar measures also with respect to the Lender or their other credits extended to entities in the country of the Borrower. The Guarantor’s liability under this Guarantee shall not be affected by such measures, and the Guarantor undertakes to pay to the Lender upon first demand, in accordance with the terms hereof, all such amounts in full and at such time as they would have become due and payable had the Loan Agreement and the Indebtedness remained effective and unaltered. The Guarantor’s consent to the terms and documentation of such rescheduling, restructuring, release or debt assumption shall not be required.

11.                              New Money

Should the Lender agree, in connection with a debt restructuring or in order to avoid such restructuring, to extend new credits (“New Money”) to the Borrower or other entities of the public or private sector in the country of the Borrower and should the Lender’s participation in such New Money be calculated on the basis of credits extended by the Lender and/or other companies of the Deutsche Bank group to the Borrower or such other entities, the Guarantor hereby irrevocably and unconditionally guarantees, in accordance with the terms hereof, that portion of the claims for principal, interest, cost, expenses, fees and other amounts payable in respect of the New Money by which the Lender’s participation in the New Money is increased by virtue of the Indebtedness, regardless of whether the Lender is legally obliged to take part in the restructuring of the New Money. The Guarantor’s consent to the terms and documentation of the New Money shall not be required.

12.                              Information

12.1              The Guarantor shall furnish the Lender with a list of authorised signatures of persons authorised to make all statements to the Lender on the Guarantor’s behalf in connection with this Guarantee. The Guarantor shall always keep the list of authorised signatures up to date at all times.

12.2              Amendments and supplements to this Guarantee shall be made and agreed exclusively in writing. This requirement may only be waived by an agreement in writing.

Other statements and notices are to be communicated by letter or by teletransmission to the following addresses:

to the Guarantor:	Molino Americano S.A.
Mendoza 2325
(11800) Montevideo
Republic of Uruguay

Telefax: +598-29243200 Int. 7124

or to the Lender:	Deutsche Bank AG
Structured Trade & Export Finance
Taunusanlage 12
D-60325 Frankfurt am Main
Federal Republic of Germany

Telefax: +49-69-910-34636, -32610 or -39765

Any alteration to the above business names and addresses shall be binding only upon receipt by the Lender or by the Guarantor of notification or documents evidencing such alteration.

12.3              The Guarantor shall notify the Lender without delay of all circumstances that might endanger due performance of the Loan Agreement concluded or of this Guarantee.

12.4              Until all obligations assumed in connection with the Loan Agreement have been fulfilled, the Guarantor shall furnish the Lender (i) within 150 days as from Guarantor’s fiscal closing on an annual basis with official audited annual financial statements and (ii) within 90 days as from the Guarantor’s mid-year fiscal closing of each year the mid-year consolidated financial statements of the Guarantor, both established in accordance with Uruguayan GAAP together with profit and loss accounts and explanatory notes without delay upon completion and adoption and upon the Lender’s demand furnish additional particulars. In the event that completion and adoption is delayed, the Guarantor shall furnish the Lender with provisional balance sheet figures within nine months from the end of the financial year or the financial mid-year, respectively.

13.                              Assignment

The Lender shall be entitled to assign its rights and payment claims arising from this Guarantee together with the respective claims under the Loan Agreement, in whole or in part, to third parties without the Guarantor’s consent as long as the assignee party is domiciled in a country member to the OECD, and to give information about this Loan Agreement as the Lender shall consider appropriate to any assignee before and after such assignment. Assignments to any assignee domiciled in any country non-member to OECD, shall be done with the Guarantor’s prior consent.

14.                              Undertakings

14.1              The Guarantor warrants that all its payment obligations in connection with this Guarantee shall rank at least equal at all times with all its other existing and future unsubordinated external indebtedness (i.e. indebtedness towards foreign creditors). If and to the extent the Guarantor shall secure other external indebtedness by way of any charge on its assets or any of its subsidiaries´ assets, the Guarantor undertakes to secure equally and rateably the Indebtedness, by way of a charge on its assets or any of its subsidiaries’ assets or by way of any other collateral to be accepted by the Lender.

14.2              The Guarantor (i) undertakes that neither the Guarantor nor any of its affiliates or respective officers, directors, employees or agents acting on its behalf will offer, give, insist on, receive or solicit any illegal payment or improper advantage to influence the action of any person in connection with the Project and (ii) represents and warrants that none of the aforementioned improper or illegal acts have occurred prior to the date of issuance of this Guarantee.

14.3              The issue and performance of this Guarantee are private and commercial acts of the Guarantor. To the extent that the Guarantor may, in any jurisdiction, be entitled to claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before the making of a judgement or award or otherwise) or other legal process including, in relation to the enforcement of any arbitration award, and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Guarantor or its assets or revenues, the Guarantor hereby irrevocably agrees not to claim such immunity and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

14.4              All levies, fees and other costs accruing in connection with this Guarantee (such as lawyers’ fees and taxes arising thereon), including the costs arising in connection with any enforcement of this Guarantee, shall be borne by the Guarantor.

15.                              Miscellaneous

The Guarantor represents and warrants that this Guarantee is binding, valid and enforceable against the Guarantor in accordance with its terms. The Guarantor waives any express acceptance of this Guarantee by the Lender. The Guarantor confirms that it has taken, and will continue to take, all necessary steps to ensure that any amount claimed by the Lender from the Guarantor hereunder can be transferred to the Lender immediately, free of any deduction, cost or charges whatsoever. The Guarantor waives any right to require information from the Lender in respect of the Loan Agreement and the Indebtedness.

16.                              Term

This Guarantee is effective as of its date of issuance and shall expire once all amounts expressed to be payable by the Borrower to the Lender due to the Indebtedness have been fully and irrevocably received by the Lender.

However, should the Lender thereafter become liable to return monies received in payment of the Indebtedness as a result of any bankruptcy, composition or similar proceedings affecting the Borrower, this Guarantee shall be reinstated and become effective again notwithstanding such expiration.

17.                              Partial Invalidity

Should any provision of this Guarantee be unenforceable or invalid, the other provisions hereof shall remain in force. Any invalid provision shall be deemed to have been substituted by a provision consistent with the meaning and purpose of this Guarantee.

18.                              Applicable Law, Jurisdiction

18.1              This Guarantee shall be subject to the laws of the Federal Republic of Germany.

18.2              Place of jurisdiction shall be Frankfurt am Main, Federal Republic of Germany. Furthermore the Guarantor submits to the courts of its domicile in any legal proceedings against it.

18.3              For any proceedings in German courts with regard to this Guarantee the Guarantor appoints FIDEUROP GmbH, Westhafen Tower, Westhafenplatz 1, D-60327, Frankfurt am Main, as its agent for service of process or other legal summons in connection with any action or proceedings in Germany arising under this Guarantee and the Guarantor shall submit without delay to the Lender the said process agent’s irrevocable confirmation to perform such function in form and substance as per Annex D to the Loan Agreement.

18.4              We irrevocably waive any objection which we may now or hereafter have that such proceedings have been brought in an inconvenient forum.

,
(place)	(date)

Molino Americano S.A.

(Legally binding and duly authorised signature(s))

Annex H

CONTRATO DE PRENDA CON REGISTRO

entre

Molino Cañuelas SACIFIA, Buenos Aires, Argentina

and

Deutsche Bank Aktiengesellschaft, Frankfurt am Main

in connection with

the Loan Agreement No. 1 dated 26 July / 31 August 2013 as amended by Amendment No. 1 to the Loan Agreement dated 15 July 2015

[  ] 2015

CONTRATO DE PRENDA CON REGISTRO

Este CONTRATO DE PRENDA CON REGISTRO (en adelante el “Contrato de Prenda”) se celebra entre:

(a)        Molino Cañuelas SACIFIA, una sociedad constituida de acuerdo a las leyes de la República Argentina, domiciliada en Av. De Mayo 560, piso 1°, Ciudad Autónoma de Buenos Aires, República Argentina, representada en este acto por los abajo firmantes (el “MC”); y

(b)         Deutsche Bank Aktiengesellschaft, una sociedad constituida de acuerdo a las leyes de la República Federal de Alemania, domiciliada en Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany,  representada en este acto por el abajo firmante (“DBFT” y, junto con MC, las “Partes”).

CONSIDERANDO QUE:

a)                                    MC, una empresa dedicada a la producción de alimentos, y DBFT, una entidad financiera que presta servicios financieros a nivel internacional, celebraron, respectivamente, con fechas 26 de julio de 2013 y 31 de agosto de 2013 un contrato de préstamo con objeto de financiar la adquisición de determinados bienes para la producción, a ser adquiridos mediante un contrato de importación suscripto entre MC y CCC Machinery GmbH, Hamburg, Federal Republic of Germany (el “Contrato de Préstamo” y el “Contrato de Importación”, respectivamente);

b)                                    En el marco del Contrato de Préstamo, las Partes acordaron el otorgamiento de una financiación adicional, la cual fue instrumentada mediante una enmienda de dicho contrato de fecha [  ] (la “Enmienda”) que se adjunta a la presente como Anexo A.

c)                                     El propósito de la enmienda es la financiación para la adquisición, en el marco del Contrato de Importación, de cierta maquinaria individualizada en el Anexo B (la “Maquinaria”) a ser instalada en un terreno propiedad de MC ubicado en la localidad de Cañuelas (John. F. Kennedy 160, Cañuelas, Provincia de Buenos Aires, B1814BK) (el “Inmueble”).

d)                                    De acuerdo a lo establecido en la Cláusula 10 de la Enmienda, y en garantía de todas las obligaciones asumidas por MC en la Enmienda, MC se comprometió a constituir a favor de DBFT una prenda con registro en primer grado de prelación y privilegio sobre la Maquinaria, una vez que la misma se encuentre ensamblada e instalada en el Inmueble.

Las Partes han decidido suscribir el presente Contrato, de acuerdo con los siguientes términos y condiciones:

ARTICULO 1

INTERPRETACION

1.1. A los fines del presente Contrato de Prenda, y excepto que se especifique por escrito lo contrario y/o el contexto así lo requiera:

(i)                                     Los términos definidos en el presente Contrato de Prenda comprenden el plural y el singular.

(ii)                                  Los términos “en el presente”, “del presente”, “en virtud del presente” y términos similares se refieren al presente Contrato de Prenda en su totalidad y no a un Artículo u otra subdivisión en particular del mismo.

(iii)                               Las referencias a una Sección, Artículo, Apartado, inciso o Anexo en particular son a la correspondiente Sección, Artículo, Apartado, inciso o Anexo del presente Contrato de Prenda.

(iv)                              Los términos definidos en el presente Contrato de Prenda tendrán el significado que se les asigna en el presente Contrato de Prenda cuando se los utilice en cualquier documento entregado conforme con el presente Contrato de Prenda.

(v)                                 Los términos “inclusive”, “incluyendo” y similares significarán “incluyendo sin limitación”.

(vi)                              Los títulos de las Secciones y Artículos de presente Contrato de Prenda son solamente a modo de referencia y no afectan de modo alguno el significado y/o la interpretación de las disposiciones del presente Contrato de Prenda.

(vii)                           Los Anexos integran este Contrato de Prenda.

ARTICULO 2

CONSTITUCION DE PRENDA CON REGISTRO

2.1. Prenda con Registro: (a) En garantía y seguridad de todas y cada una de las obligaciones, compromisos y declaraciones, sean los mismos directos o indirectos, simples o condicionales, vencidas o pendientes de vencimiento, presentes o futuros que surjan de, o estén vinculadas a la Enmienda y a cualquier otro derecho relacionado con la misma, sea en concepto de capital, de actualización de capital, intereses compensatorios, moratorios, obligaciones de reembolso, comisiones, indemnizaciones por pérdida o deterioro de la Maquinaria y gastos, incluyendo las obligaciones que puedan surgir como consecuencia de cualquier refinanciación, prórroga, reestructuración, novación o modificación de las obligaciones de MC bajo la Enmienda, incluyendo sin que implique limitación alguna, cualquier costo, gasto, arancel o impuesto de cualquier jurisdicción que se derive de la ejecución del presente Contrato de Prenda (denominadas en conjunto las “Obligaciones Garantizadas”) por un importe de U$S[ ] en concepto de capital, con más el interés compensatorio, interés moratorio, honorarios, comisiones, gastos, impuestos y cualquier otra suma que se devengue en relación con la Enmienda y/o la ejecución del presente, MC constituye a favor de DBFT, por el plazo de vigencia de las Obligaciones Garantizadas y hasta la total cancelación de las mismas, derecho real de prenda con registro en primer grado y lugar de privilegio (la “Prenda”) en los términos del Decreto-Ley de Prenda con Registro Nº 15.348/46, ratificado por la Ley Nº 12.962 y sus modificaciones, t.o. Decreto 897/95 (el “Decreto-Ley”) y el art. 2220 del Código Civil y Comercial de la Nación.

(b) La Prenda aquí instrumentada se constituye sobre: (i) la Maquinaria y todos sus accesorios y cualesquier bienes que la reemplacen y (ii) conforme lo establecido en el art. 3 del Decreto Ley, las rentas e importes de indemnizaciones concedidas o debidas en caso de siniestro, pérdida o deterioro del bien detallado en el punto (i) de este inciso (el “Objeto de la Prenda”).

(c) [De acuerdo con lo establecido en el Decreto Ley se deja constancia que existen los siguientes seguros con relación a la Maquinaria: [•]]

2.4. Moneda de Pago: Toda suma que deba ser abonada por MC a DBFT bajo el presente y la Enmienda, será abonada en dólares estadounidenses (en adelante “Dólares”) o en la moneda que corresponda conforme lo establecido en la Enmienda, por medio de acreditación de fondos en cuenta en los plazos correspondientes.

2.5. Renuncia: Por medio del presente, MC renuncia expresamente a invocar imprevisión, onerosidad sobreviniente y frustración de la finalidad, conforme a los arts. 1090 y 1091 del Código Civil y Comercial y/o cualquier otro derecho que corresponda y justifique el pago efectivo de lo adeudado a MC en una moneda de pago distinta o en una cantidad menor a lo obligado de acuerdo al presente y a la Enmienda. Asimismo, MC renuncia a ejercer el derecho previsto por el art. 765 del Código Civil y Comercial de la Nación obligándose a efectuar cualquier pago bajo el presente y la Enmienda en Dólares o en la moneda establecida específicamente en la Enmienda y a la invocación del caso fortuito o fuerza mayor como causal de incumplimiento bajo el presente. MC también renuncia por medio del presente a ejercer la compensación de cualesquier créditos que pudiera tener contra DBFT bajo cualquier otro contrato o en virtud de cualesquier obligaciones. Las renuncias son aceptadas por DBFT.

ARTICULO 3

DECLARACIONES Y GARANTIAS DE MC

3.1. Declaraciones y Garantías. MC declara, manifiesta y garantiza a DBFT que:

(i)                                     La firma del presente y la suscripción de todos y cada uno de los anexos o modificaciones que deban realizarse, constituyen actos jurídicos válidos y vinculantes respecto de los cuales se encuentra autorizada legal y estatutariamente;

(ii)                                  No se halla en situación de incumplimiento bajo ningún acuerdo, contrato, orden, resolución, requerimiento judicial o extrajudicial que pudiera afectar negativamente la Prenda.

(iii)                               El Contrato de Prenda y la Enmienda no resultan violatorios o contradictorios de la normativa legal y reglamentaria vigente ni afectan derechos adquiridos de ningún tipo de otros acreedores;

(iv)                              Es titular único y exclusivo de la Maquinaria y será titular único y exclusivo de cualquier bien que constituya el Objeto de la Prenda conforme lo dispuesto en el Artículo 2.1 inc. (b) del presente, contando con capacidad plena y suficientes facultades para constituir la Prenda;

(v)                                 La Maquinaria se encuentra libre de gravámenes, embargos, leasing, derechos de garantía o cargas y no se encuentran sujetos a opciones de compra y/o acuerdos o restricciones que pudieran limitar, restringir o afectar la Prenda constituida en virtud del presente;

(vi)                              Cualquier bien que constituya el Objeto de la Prenda conforme lo dispuesto en el Artículo 2.1 (b) del presente, tendrá las características enunciadas en el punto precedente.

(vii)                           Siempre que la Maquinaria, o el Objeto de la Prenda que la reemplace, siendo este último también un bien inmueble por su destino, se encuentre situada/o en un inmueble que se encuentre gravado con derecho real de hipoteca, MC remitirá a DBFT la conformidad del acreedor hipotecario que correspondiere por escrito y en términos que resulten satisfactorios para DBFT.

(viii)                        Conforme lo dispuesto en el punto precedente, previo a la conformidad por parte de DBFT para el traslado la Maquinaria, o del Objeto de la Prenda que la reemplace y que acabare siendo un bien inmueble por su destino, MC se compromete a notificar DBFT, en caso de corresponder, la existencia de una hipoteca sobre el bien inmueble al cual se realizará el traslado y actuar conforme a lo dispuesto en el apartado precedente.

(ix)                              No pesan sobre MC inhibiciones u otras medidas que le impidan disponer de sus bienes y que no ha incumplido cargas, deberes, compromisos u obligaciones impuestas por la normativa vigente que puedan afectarla en torno al cumplimiento de sus obligaciones bajo el presente Contrato de Prenda;

(x)                                 No existen acciones judiciales, procedimientos administrativos o ejecuciones de ningún tipo ante ningún tribunal nacional, provincial, municipal o autoridad administrativa en la República Argentina o cualquier otra jurisdicción, que pueda afectar su derecho a gravar la Maquinaria y/o el Objeto de la Prenda que la reemplace o de cumplir las obligaciones derivadas del presente contrato.

ARTICULO 4

OBLIGACIONES DE MC

4.1. Obligaciones de MC. Durante toda la vigencia de este Contrato de Prenda, MC se obliga a:

(i)                                    No efectuar enajenaciones, arrendamientos y disposiciones bajo título alguno, totales o parciales, de la Maquinaria y/o el Objeto de la Prenda que la reemplace;

(ii)                                 Mantener en condiciones de fácil lectura las marcas, señales o números identificatorios de la Maquinaria y/o del Objeto de la Prenda que la reemplace;

(iii)                              Conforme lo previsto por el art. 13 del Decreto-Ley, tomar todos los recaudos necesarios para la seguridad, custodia y buena conservación de la Maquinaria y el Objeto de la Prenda que la reemplace, especialmente, las medidas adecuadas contra incendio, daño o robo en el lugar de guarda del mismo;

(iv)                             No permitir que terceros, salvo dependientes por los cuales deba responder, accedan al uso de la Maquinaria y el Objeto de la Prenda que la reemplace, salvo por razones de trabajo, reparación, mantenimiento o de extrema urgencia;

(v)                                Facilitar a DBFT la inspección del estado de conservación de la Maquinaria y el Objeto de la Prenda que la reemplace cuando ello sea expresamente requerido;

(vi)                             No constituir otros derechos reales, prendas, gravámenes o cualquier derecho (de cualquier naturaleza) respecto a la Maquinaria y/o al Objeto de la Prenda que la reemplace o someter al mismo a cualquier restricción o carga de la naturaleza que sea, distintos de los existentes, los cuales declara que han sido informados a DBFT;

(vii)                          Conforme lo previsto por el art. 13 del Decreto-Ley, no trasladar la Maquinaria y el Objeto de la Prenda que la reemplace fuera de la jurisdicción del registro donde se encuentre instalada e inscripta, sin la autorización previa, expresa y por escrito de DBFT. La violación y/o omisión de esta obligación por parte de MC, facultará a DBFT a gestionar el secuestro de los bienes y/o cualquier otra medida conservatoria de sus derechos;

(viii)                       Mantener al día el pago de los impuestos, tasas, contribuciones y servicios presentes y futuros de la naturaleza que sea, correspondientes a la Maquinaria y/o al Objeto de la Prenda que la reemplace, abonando también todos aquellos gastos devengados en concepto de servicios prestados por terceros como reparación o mantenimiento de la Maquinaria;

(ix)                             Asumir cualquier evento del caso fortuito y fuerza mayor y todas las consecuencias que ellos puedan llegar a tener sobre la Maquinaria y/o el Objeto de la Prenda; y

(x)                                Utilizar la Maquinaria para su fin exclusivo y conforme lo previsto en el Contrato de Importación y en la Enmienda; no permitir su utilización (de cualquier clase) por ninguna otra persona (incluyendo a sociedades subsidiarias o vinculadas) que resultare ajena a MC, ni tampoco su traslado bajo ninguna circunstancia.

(xi)                             No tomar, ni omitir tomar alguna medida que, como consecuencia, pudiera violar cualquiera de los términos previstos o resultar en el deterioro de cualquiera de los derechos y obligaciones del presente; afectar la existencia, plena vigencia, validez y/u oponibilidad frente a terceros, y/o el valor patrimonial de la Prenda; y/o tener un efecto sustancialmente adverso en su situación económica-financiera.

ARTICULO 5

MORA Y EJECUCION

5.1. Mora: En caso que MC, por cualquier causa, no cumpliera en tiempo y forma o incumpliera total o parcialmente alguna de las Obligaciones Garantizadas se entenderá a la totalidad de las mismas como de plazo vencido, y, en consecuencia, DBFT podrá proceder a la ejecución de la Prenda en los términos del Decreto Ley, pudiendo optar, a su exclusivo criterio y discreción, por el procedimiento de ejecución judicial o el procedimiento de ejecución extrajudicial previstos en el mismo. [En dicho caso, asimismo, DBFT podrá a su sólo criterio y atendiendo a la gravedad de la Obligación Garantizada que se encuentre incumplida, optar por la resolución de la Enmienda, lo que significará que todas las sumas debidas a DBFT bajo la misma serán consideradas como de plazo vencido y podrán ser percibidas mediante la ejecución de la Prenda.]

5.2. Ejecución de la Prenda: (a) DBFT podrá realizar todos los actos necesarios a los fines del secuestro efectivo de los Bienes Prendados, cuyos costos (incluyendo sin limitación, armado y desarmado, traslado, depósito, guarda y seguro) correrán, en forma exclusiva, por cuenta de MC, no incurriendo DBFT en responsabilidad alguna por los daños causados a la Maquinaria y el Objeto de la Prenda que la reemplace o al lugar en que se encuentren.

(b) En caso de que DBFT opte por la ejecución judicial, conforme el art. 29 del Decreto Ley, DBFT estará autorizado en virtud del presente a proponer un depositario, solicitar su remoción sin causa y proponer un sustituyente del mismo. En caso de que se opte por la ejecución extrajudicial incluida en el art. 39 del Decreto Ley, DBFT podrá nombrar un tercero depositario de los bienes secuestrados, y los gastos, honorarios y demás gastos en que deba incurrirse en virtud del procedimiento, correrán por cuenta de MC.

(c) A los efectos de la ejecución de la Prenda las Partes pactan, sin perjuicio de, y de corresponder, la aplicación del procedimiento establecido en el art. 39 del Decreto-Ley, los modos de enajenación que se detallan en el Artículo 5.3 y subsiguientes, los que podrán ser utilizados alternativa o sucesivamente por DBFT y a su exclusivo criterio y discreción, estando DBFT expresamente facultado a realizar todos y cada uno de los actos necesarios para enajenar la Maquinaria y el Objeto de la Prenda que la reemplace conforme abajo se describe. Asimismo, de ser ello posible, DBFT enajenará la Maquinaria y el Objeto de la Prenda que la reemplace, bajo cualquiera de los procedimientos descriptos a continuación.

5.3 Subasta. (a) Bajo esta modalidad, DBFT procederá a la venta de la Maquinaria y el Objeto de la Prenda que la reemplace mediante Subasta (debiéndose entender por el término “Subasta” a los efectos de este Contrato de Prenda, todo tipo de remate, licitación privada, pública, nacional o internacional, o concurso de precios y antecedentes que se realice a los efectos de ejecutar la Prenda, siempre a elección de DBFT) a ser llevada a cabo por un martillero.

(b) Las condiciones, términos y modalidad de la Subasta de la Maquinaria y el Objeto de la Prenda que la reemplace serán fijados por DBFT, a su exclusivo criterio y discreción. Queda expresamente establecido que DBFT podrá fraccionar la Subasta de la Maquinaria y el Objeto de la Prenda que la reemplace en la manera que lo estime más conveniente, sin limitación o restricción de ninguna naturaleza, pudiendo, a tal fin y siempre que fuera posible, formar lotes de igual o distinta cantidad a su exclusivo criterio.

(c) El martillero interviniente será designado por DBFT y la Subasta se llevará a cabo en la Ciudad Autónoma de Buenos Aires, o en el lugar que designe DBFT dentro o fuera de la República Argentina.

(d) El precio base para la Subasta será el importe adeudado por las Obligaciones Garantizadas que se encuentren incumplidas y/o por los importes adeudados bajo la Enmienda, según liquidación que oportunamente practique DBFT, incrementado por DBFT en la medida necesaria para cubrir gastos y honorarios de ejecución de la Prenda (incluyendo sin limitación, armado y desarmado, traslado, depósito, guarda y seguro). El procedimiento de Subasta y la Subasta misma podrán adecuarse a las necesidades que puedan resultar de la venta de la Maquinaria y/o del Objeto de la Prenda, conjuntamente con cualesquier otros bienes dados en garantía por MC. Fracasada la primera subasta, se dispondrá una nueva Subasta en otra fecha a designarse, sin base, debiendo publicarse nuevamente avisos en los términos establecidos en el punto siguiente. Todo ello sin perjuicio del derecho de DBFT de optar por otro de los procedimientos de ejecución establecidos en el presente Contrato de Prenda.

(e) DBFT podrá, a costas de MC, publicar avisos de la Subasta durante diez días en el Boletín Oficial y en un diario de gran circulación de la Ciudad Autónoma de Buenos Aires, República Argentina o en el diario del lugar que estime conveniente dentro o fuera de la República Argentina. Los edictos deberán publicarse con una anterioridad mínima de quince días hábiles antes de la fecha de realización de la Subasta, y deberán, como mínimo, informar sobre los Bienes Prendados objeto de la Subasta, precio base, día, hora y lugar preciso de realización de la subasta y, de corresponder, condiciones de pago y garantías.

(f) En ningún caso se requerirá a DBFT, como condición para la ejecución de la Prenda de conformidad a las disposiciones del presente, la ejecución, previa o simultánea, de cualquiera de las restantes garantías constituidas bajo la Enmienda o de los restantes bienes que integran el patrimonio de MC.

(g) MC renuncia expresamente a efectuar planteo judicial alguno que implique o pueda implicar una obstrucción, retraso o apartamiento en el mecanismo de enajenación descripto en el presente artículo, así como también a la interposición de recursos contra las medidas cautelares que pudieran corresponder a favor de DBFT. MC renuncia en forma irrevocable y por todo el plazo de este Contrato de Prenda (incluyendo las sucesivas reinscripciones de la Prenda), a la recusación sin causa de los jueces. así como a interponer las excepciones previstas en los artículos 544, incisos 1, 2, 3, 4 y 9, y 545 del Código Procesal Civil y Comercial de la Nación Argentina.

(h) Una vez realizada la Subasta, DBFT depositará y acreditará la totalidad de los fondos provenientes de la venta de los Bienes Prendados (una vez descontados la totalidad de los gastos, costos, comisiones, e impuestos que correspondan ser abonados como consecuencia de dicho remate), en una cuenta de DBFT. Los fondos así depositados y acreditados, serán afectados y aplicados por DBFT a la cancelación de la Enmienda en la forma establecida en la misma. En el supuesto que con posterioridad a la referida aplicación y afectación de fondos quedaren obligaciones emergentes de la Enmienda pendientes de cumplimiento, dicha aplicación y afectación de fondos no constituirá, ni podrá, en consecuencia, ser interpretada como, novación, modificación, sustitución, alteración y/o extinción de ninguna de dichas obligaciones, y, en consecuencia, MC (u otra parte, de corresponder) continuará obligada frente a DBFT por el fiel y puntual cumplimiento de dichas obligaciones con todos los bienes que integran el patrimonio de los mismos en los términos de la Enmienda. En el supuesto que los fondos provenientes de la venta de la Maquinaria y el Objeto de la Prenda que la reemplace, descontados la totalidad de los gastos, costos, comisiones, impuestos que correspondan ser abonados como consecuencia de dicha subasta, resulten superiores a las sumas adeudadas por MC a DBFT en virtud de la Enmienda, entonces, DBFT depositará y acreditará en la cuenta de su propiedad solamente aquél importe que resulte necesario y suficiente para abonar a DBFT las sumas adeudadas por MC en virtud de la Enmienda. Los fondos así depositados y acreditados, serán afectados y aplicados por DBFT a la cancelación de todos los créditos de DBFT en virtud de la Enmienda en la forma establecida en la misma.

5.4. Subasta por banco de inversión: DBFT podrá también, a su exclusivo opción y criterio, proceder a la venta de los Bienes Prendados en Subasta por intermedio de un banco de inversión de prestigio internacional designado por DBFT. Los honorarios y gastos en que incurra el banco de inversión en tal caso estarán a cargo de MC. La Subasta podrá ser llevada a cabo en la Ciudad Autónoma de Buenos Aires o en el lugar que DBFT designe, dentro o fuera de la República Argentina. Al procedimiento de venta que lleve a cabo el banco de inversión le serán aplicables mutatis mutandis las reglas previstas en 5.3. precedente.

5.5. Remate Judicial: DBFT podrá también, a su exclusivo opción y criterio, proceder a la venta de los Bienes Prendados en remate judicial por ante los tribunales nacionales que resultaren competentes. A los efectos de la ejecución por remate judicial prevista en este Artículo, DBFT se reserva el derecho de elegir el martillero que llevará a cabo la ejecución de los Bienes Prendados, y se aplicarán en tanto no contravengan normas procesales de orden público, las reglas de ejecución y publicidad previstas en el presente Contrato.

5.6. Venta Directa. Siempre que lo permita la normativa aplicable, DBFT podrá proceder mediante negociación directa a la venta de los Bienes Prendados, en conjunto o no, a una o más empresas seleccionadas por DBFT.

5.7. Adjudicación Directa: DBFT podrá adjudicarse directamente, en nombre y beneficio propio, todo o parte de la Maquinaria y el Objeto de la Prenda que la reemplace, conforme a lo previsto en el art. 2229 del Código Civil y Comercial de la Nación.. En este caso la adjudicación, se hará en base al precio que determine un banco de inversión de prestigio internacional, seleccionado por DBFT.

5.8. Publicidad: En los casos previstos en los Artículos 5.3., 5.4., 5.5., del presente cada Subasta se publicará por 5 días, en forma previa a cada una de las Subastas, con una anticipación de 15 días hábiles a la mismas, mediante un aviso en el Boletín Oficial de la República Argentina y en 1 diario de gran circulación en la Ciudad Autónoma de Buenos Aires o donde DBFT juzgue conveniente, seleccionado por DBFT el que contendrá como mínimo el precio base, identidad de los Bienes Prendados a ser vendidos, y, de corresponder, condiciones de pago y garantías.

5.9. Renuncia: MC renuncia a iniciar cualquier reclamo en razón del hecho de que el precio obtenido por la ejecución de la Prenda a través de las modalidades previstas en el Artículo 5.3 y 5.4 del presente resultare menor al que podría haberse obtenido en la ejecución prevista en el Artículo 5.5 del presente o por el procedimiento de ejecución judicial.

ARTICULO 6

EXTINCION DE LA PRENDA

6.1. Reinscripciones. Extinción. Extensión de Poder: La Prenda, y consecuentemente el presente Contrato, sólo se considerarán extinguidos una vez cumplida a satisfacción de DBFT, la totalidad de las Obligaciones Garantizadas que surjan de la Enmienda. Dicha extinción hará exigible la cancelación del registro de presente Prenda. Asimismo, MC otorga por el presente poder especial irrevocable (conforme el modelo que surge del Anexo C) a DBFT o a quien DBFT designe por todo el plazo de vigencia de las Obligaciones Garantizadas para que el mandatario o apoderado firme toda documentación necesaria para llevar a cabo: (i) cualquiera de los actos que resulten necesarios o convenientes a los fines de obtener y mantenerla inscripción y las subsiguientes reinscripciones de la Prenda; (ii) medidas de custodia y conservación de la Maquinaria o del Objeto de la Prenda que la reemplace. El poder especial irrevocable será suficiente para la realización de todos aquellos actos y para la suscripción de todos los documentos que fueran necesarios o convenientes para el mejor desempeño del mandato, el cual otorgará amplias facultades para la realización de los fines previstos en (i) y (ii) precedentes, incluyendo la facultad de realizar todos los gastos razonables y documentados en los que incurra en ejercicio de sus funciones como apoderado.

ARTICULO 7

SEGUROS

La Maquinaria está asegurada por los siguientes seguros: [•]

ARTICULO 8

IMPUESTOS Y GASTOS

8.1. Impuestos y Gastos. Queda entendido que todo impuesto, tasa o arancel presente o futuro de cualquier jurisdicción que grave tanto a la Maquinaria y/o al Objeto de la Prenda que la reemplace, y el presente Contrato de Prenda, o las operaciones que se realicen en virtud del mismo y/o la ejecución de la Prenda, incluyendo honorarios de martilleros, abogados y demás intervinientes, que se realicen bajo el presente, estarán a cargo de MC. Asimismo será a exclusivo costo de MC todo costo, gasto, arancel, o tasa relativos a la inscripción y reinscripción de la Prenda. Cualquiera de los gastos y/o impuestos que se encontraren pendientes de pago al momento de la ejecución de la Prenda, serán pagados con los montos obtenidos del precio que se obtenga de la ejecución de la Maquinaria y/o del Objeto de la Prenda que lo reemplace, siempre y cuando quedaren fondos suficientes luego de pagadas las Obligaciones Garantizadas incumplidas. En ningún caso DBFT estará obligado a adelantar fondos propios para afrontar los impuestos, gastos, costos u honorarios que se originen con motivo o en relación con el Contrato de Prenda y la ejecución de la Prenda. En caso de que DBFT o quienes DBFT designe incurran en gastos que mantengan relación con lo previsto en el presente Contrato de Prenda, MC se obliga a indemnizar y mantenerlos indemnes respecto a los gastos incurridos.

8.2. Impuesto de Sellos. Las Partes manifiestan que este Contrato de Prenda se encuentra exento del Impuesto de Sellos en la Provincia de Buenos Aires en tanto garantiza obligaciones que surgen de la Enmienda, que se encuentra exenta del gravamen, de conformidad con lo dispuesto por los incisos 5 y 15 del Artículo 297 del Código Fiscal de la Provincia de Buenos Aires (t.o. 2011). En caso que se considere que este Contrato se encuentra alcanzado por el Impuesto de Sellos en alguna jurisdicción, el gravamen deberá ser pagado en su totalidad y dentro de los 5 Días Hábiles de suscripto el presente por MC.

ARTICULO 9

MISCELANEAS

9.1. Endoso y Cesión: MC no podrá ceder ni endosar este Contrato de Prenda ni los derechos y obligaciones emergentes del mismo, sin el previo consentimiento por escrito de DBFT. Los derechos y obligaciones de DBFT como beneficiario de Obligaciones Garantizadas bajo la Enmienda podrán ser endosados y cedidos total y parcialmente, sin necesidad de consentimiento alguno de MC, conforme las disposiciones aplicables de la Enmienda y de este Contrato de Prenda, en cuyo caso se notificará luego fehacientemente tal circunstancia a MC y todas las menciones al acreedor, según corresponda, se considerarán hechas a favor del endosatario y/o cesionario.

9.2. Inexistencia de Novación: Las Partes convienen expresamente que el presente Contrato de Prenda no implica novación ni modificación de parte alguna de las Obligaciones Garantizadas ni modificación de la Enmienda o sus modificaciones.

9.3. Armonización: En caso de contradicción entre cuestiones acordadas en la Enmienda y cuestiones acordadas en el presente Contrato de Prenda, prevalecerá la solución contenida en la Enmienda. En caso de contradicción o inconsistencia entre cuestiones acordadas en la Enmienda y cuestiones acordadas en el presente Contrato de Prenda, con relación única y exclusivamente a responsabilidades e indemnidades de DBFT, prevalecerá la solución contenida en el presente Contrato de Prenda.

9.4. Domicilios. Las Partes constituyen domicilio especial en los indicados a continuación:

Molino Cañuelas SACIFIA

Kennedy 160 - (B1814BKD) Cañuelas

Pcia. de Buenos Aires - República Argentina

Tel/Fax: +54 2226 432 885

Attn:

Deutsche Bank Aktiengesellschaft

Structured Trade & Export Finance

Taunusanlage 12

D-60262 Frankfurt

Federal Republic of Germany

Telefax: +49-69-910-34636, -32610 or -39765

Attn: Lilia Rusu

9.5. Notificaciones: Todas las notificaciones deberán ser efectuadas por medio fehaciente y dirigidas al domicilio constituido por cada una de las Partes.

9.6. Cambios de Domicilio: Cualquiera de las Partes que cambiare su domicilio especial constituido en el presente, deberá notificar por escrito esta circunstancia a la otra con un preaviso de 5 (cinco) días corridos. MC, sin embargo, no podrá cambiar su domicilio especial estableciéndolo fuera de la Ciudad Autónoma de Buenos Aires, salvo con el previo consentimiento por escrito de DBFT.

9.7. Ley Aplicable y Jurisdicción. La creación, validez, interpretación y ejecución del presente Contrato de Prenda se regirá por las leyes de la República Argentina. Para cualquier cuestión vinculada con la creación, validez, interpretación, ejecución o resolución del presente Contrato de Prenda, salvo en lo que se refiere al procedimiento de ejecución extrajudicial acordado en el Artículo 5, las Partes se someten a exclusiva opción de DBFT a la jurisdicción y competencia de (i) los tribunales competentes del domicilio de MC, (ii) los tribunales competentes del lugar dónde se encuentre la Maquinaria o (iii) los Tribunales Nacionales Ordinarios en lo Comercial de la Ciudad Autónoma de Buenos Aires, República Argentina renunciando a todo otro fuero o jurisdicción que pudiera corresponderles.

En prueba de conformidad las partes firman tres (3) ejemplares de un mismo tenor y a un sólo efecto, en             a los      días del mes de        de 2015.

Deutsche Bank Aktiengesellschaft

Nombre:
Cargo: Apoderado

Molino Cañuelas SACIFIA

Nombre:
Cargo: Apoderado

Anexo A

[Enmienda]

Anexo B

[Maquinaria]

Anexo C

[Poder Especial Irrevocable]